Exhibit 99.1

Pharmion Appoints John Reed to Board of Directors

BOULDER, Colo., June 2 /PRNewswire-FirstCall/ -- Pharmion Corporation (Nasdaq: PHRM) announced today the election of Dr. John C. Reed to its board of directors. Dr. Reed currently serves as president and chief executive officer of the Burnham Institute, a non-profit biomedical research institute in La Jolla, California. The election of Dr. Reed increases the total number of directors of Pharmion from eight to nine.

“We are delighted that John has chosen to join Pharmion’s board of directors,” said Patrick J. Mahaffy, Pharmion’s president and chief executive officer. “It is evident that his experience in oncology drug development combined with his background as a founder and board member of entrepreneurial companies provide him unique strengths that will make him an excellent addition to our board.”

During Dr. Reed’s 13 years with the Burnham Institute, he has held various roles including the scientific director of the Institute and deputy director of its NCI-sponsored Cancer Center. Additionally, he holds adjunct professorships at the University of California San Diego and San Diego State University.

Dr. Reed serves as an advisor and consultant to numerous biotechnology and pharmaceutical companies. He is the scientific co-founder of Idun Pharmaceuticals, Inc. and GMP/Diagnostics. He currently serves on the board of directors of Isis Pharmaceuticals, Inc. (Nasdaq: ISIS), Stratagene, Inc. (Nasdaq: STGN) and BIOCOM, a life science industry organization. He is also a member of the Board of Trustees of the Burnham Institute.

Dr. Reed graduated Phi Beta Kappa from the University of Virginia and earned an M.D. and Ph.D. from the University of Pennsylvania School of Medicine. He completed his residency in pathology and laboratory medicine at the Hospital of the University of Pennsylvania and was a postdoctoral fellow in molecular biology at the Wistar Institute of Anatomy and Biology.

About Pharmion:

Pharmion is a pharmaceutical company focused on acquiring, developing and commercializing innovative products for the treatment of hematology and oncology patients in the U.S., Europe and additional international markets. For additional information about Pharmion, please visit the company’s website at www.pharmion.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which express the current beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Pharmion’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include the status and timing or regulatory approvals for Thalidomide Pharmion 50mg and, outside the U.S. for Vidaza; the impact of competition from other products under development by Pharmion’s competitors; the regulatory environment and changes in the health policies and structure of various countries; acceptance and demand for new pharmaceutical products and new therapies, uncertainties regarding market acceptance of products newly launched, currently being sold or in development; Pharmion’s ability to successfully acquire rights to, develop and commercialize additional pharmaceutical products; failure of third-party manufacturers to produce the product volumes required on a timely basis, fluctuations in currency exchange rates, and other factors that are discussed in Pharmion’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and Pharmion undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SOURCE  Pharmion Corporation
          -0-                                                  06/02/2005
          /CONTACT:  Breanna Burkart or Anna Sussman, Directors, Investor Relations and Corporate Communications, both of Pharmion Corporation, +1-720-564-9150/
          /Web site:  http://www.pharmion.com /